Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to Item #15, the additional answers are as follows:

Item 15  Additional Sub-custodians:


Saudi British Bank, Riyadh, Saudi Arabia
Standard Chartered Bank (Taiwan) Limited, Taiwan, Republic of China Standard Chartered Bank (Tanzania) Limited, Dar es Salaam, Tanzania Standard Chartered Bank (Thai) Public Company Limited, Bangkok, Thailand Union Internationale de Banques, Tunis, Tunisia
Citibank, A.S., Istanbul, Turkey
Deutsche Bank A.S., Istanbul, Turkey
Standard Chartered Bank Uganda Limited, Kampala, Uganda
PJSC Citibank, Kyiv, Ukraine
HSBC Bank Middle East Limited, Dubai, United Arab Emirates
Banco Itau Uruguay S.A., Montevideo, Uruguay
Citibank, N.A., Caracas, Venezuela
HSBC Bank (Vietnam) Limited,  Chi Minh City, Vietnam
Standard Chartered Bank Zambia Plc., Lusaka, Zambia
Stanbic Bank Zimbabwe Limited, Harare, Zimbabwe
JSC Bank of Georgia, Tbilisi 0160, Georgia
Skandinaviska Enskilda Banken AB (publ) Sweden, Oslo,N-0123, Norway Deutsche Bank AG, Netherlands, Lisbon, POrtugal


Type of Custody:  Foreign Custodian Rule 17f5